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                                                                    EXHIBIT 99.1

                             [Front of Proxy Card]

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                                   ONEOK INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                      , 1997

     The undersigned hereby appoints Lawrence W. Brummett and David L. Kyle and each or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock, without par value ("Common Stock"), of ONEOK Inc. ("ONEOK") held of record by the undersigned on , 1997, at the Special Meeting of Shareholders (the "Special Meeting") to be held at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103-0871 on , 1997 in connection with the approval of the transactions contemplated by the Amended and Restated Agreement (the "Agreement") dated as of May 19, 1997 among Western Resources, Inc., a Kansas Corporation ("WRI"), WAI, Inc. ("WAI"), a newly formed Oklahoma corporation and wholly owned subsidiary of WRI, and ONEOK as such may be further amended, supplemented or modified from time to time, including, without limitation, the approval of the merger (the "Merger") of ONEOK with and into WAI, with WAI (which will change its name to ONEOK, Inc.) as the surviving corporation and at any adjournment(s) or postponement(s) of such meeting for the purpose identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Special Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposal 1.

                                                                     SEE
              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)   REVERSE
                                                                     SIDE



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                            [Reverse of Proxy Card]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
1. APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, AS SUCH MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME INCLUDING, WITHOUT LIMITATION, THE APPROVAL OF THE MERGER OF ONEOK WITH AND INTO WAI, WITH WAI (WHICH WILL CHANGE ITS NAME TO ONEOK, INC.) AS THE SURVIVING CORPORATION.

                  [_] FOR        [_] AGAINST         [_] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                                      [_] Mark here for comments
                                      [_] Mark here for address change and note
                                          at left

                                      Please mark, sign, date and return this
                                      proxy card promptly using the enclosed
                                      envelope. Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

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